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                                           EXHIBIT NO. 99.10

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement No. 33-74668 on Form N-1A of our reports dated February 17, 2005, relating to the financial statements of MFS Capital Opportunities Series, MFS Emerging Growth Series, MFS Global Equity Series, MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS Money Market Series, MFS New Discovery Series, MFS Research Series, MFS Research Bond Series (formerly MFS Bond Series), MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series and MFS Value Series, each a series of MFS Variable Insurance Trust, appearing in the Annual Reports to shareholders for the year ended December 31, 2004 and to the references made to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, each of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
April 25, 2005

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